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                                                                   EXHIBIT 10.18


                           RESTRICTED STOCK AGREEMENT
                      UNDER THE MONARCH DENTAL CORPORATION
                      1996 STOCK OPTION AND INCENTIVE PLAN


NAME OF GRANTEE: Dr. Warren F. Melamed

CLASS OF SHARES: Common Stock

NO. OF SHARES: 300,000                            GRANT DATE: February 6, 1996

PER SHARE PURCHASE PRICE: $0.106


              Pursuant to the Monarch Dental Corporation 1996 Stock Option and Incentive Plan (the "Plan"), Monarch Dental Corporation, a Delaware corporation (the "Company"), hereby grants, sells and issues to the person named above (the "Grantee"), who is an officer or full-time employee of the Company or any of the Subsidiaries (as defined below) of the Company, the number of shares of Common Stock, par value $0.01 per share ("Common Stock"), of the Company indicated above (subject to the provisions below, the "Shares"), for the per share purchase price specified above, subject to the terms and conditions set forth herein and in the Plan. The Grantee agrees to the provisions set forth herein and acknowledges that each such provision is a material condition of the Company's agreement to issue and sell the Shares to him. The Company hereby acknowledges receipt of $31,800 in full payment for the Shares. All references to share prices and amounts herein shall be equitably adjusted to reflect stock splits, stock dividends, recapitalizations and similar changes affecting the capital stock of the Company, and any shares of capital stock of the Company received on or in respect of Shares in connection with any such event (including any shares of capital stock or any right, option or warrant to receive the same or any security convertible into or exchangeable for any such shares) shall be subject to this Agreement on the same basis and extent at the relevant time as the Shares in respect of which they were issued, and shall be deemed Shares as if and to the same extent they were issued at the date hereof.

       Section 1. Definitions. For the purposes of this Agreement, the following terms shall have the following respective meanings:

              "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

              "Bankruptcy" means (i) the filing of a voluntary petition under any bankruptcy or insolvency law, or a petition for the appointment of a receiver or the making of an assignment for the benefit of creditors, with respect to the Grantee or any Permitted Transferee, or (ii) the Grantee or any Permitted Transferee being subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to his assets, which involuntary petition or assignment or attachment is not discharged
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within 60 days after its date, and (iii) the Grantee or any Permitted
Transferee being subject to a transfer of Restricted Shares by operation of law, except by reason of death.

              "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

              "Permitted Transferees" shall have the meaning specified in
Section 2.1 of that certain Stockholders' Agreement dated as of February 5, 1996 to which the Grantee, the Company and others are parties (the "Stockholders' Agreement").

              "Restricted Shares" shall initially mean all of the Shares being purchased by the Grantee on the date hereof, provided that on each anniversary of the date hereof, prior to the date of any Termination Event, the incremental number of shares indicated below shall cease to be Restricted Shares and shall become Vested Shares.

                                       Incremental          Total Restricted/
       Vesting Date                   Vested Shares*         Vested Shares*
       ------------                   -------------         -----------------
       February 6, 1996                        0                   300,000/0
       February 6, 1997                   75,000              225,000/75,000
       February 6, 1998                   75,000             150,000/150,000
       February 6, 1999                   75,000               75,000/225,00
       February 6, 2000                   75,000                   0/300,000

              "Shares" shall mean the number of shares of Common Stock being purchased by the Grantee on the date hereof and any additional shares of Common Stock or other securities received as a dividend on, or otherwise on account of, the Shares, as contemplated by the first paragraph of this Agreement.

              "Subsidiary" shall mean any corporation or limited partnership of which stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests is owned directly or indirectly by the Company.

              "Termination Event" shall mean the termination of the Grantee's employment with the Company and its subsidiaries pursuant to or under the circumstances contemplated by Section 6(b) or 6(d) of the Employment Agreement between the Company, its subsidiary and the Grantee dated as of February 5, 1996.

              "Vested Shares" shall mean all Shares which are not Restricted Shares.





---------------

       * Subject to stock splits, stock dividends, recapitalizations and similar changes, as provided above.




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       Section 2.  Purchase and Sale of Shares; Investment Representations.

       2.1. Purchase and Sale. On the date hereof, the Company hereby sells to the Grantee, and the Grantee hereby purchases from the Company, the number of Shares set forth above for the purchase price per share set forth above.

       2.2. Investment Representations. In connection with the purchase and sale of the Shares contemplated by Section 2.1 above, the Grantee hereby represents and warrants to the Company as follows:

             (a) The Grantee is purchasing the Shares for his own account for investment only, and not for resale or with a view to the distribution thereof.

             (b) The Grantee has had such an opportunity as he has deemed adequate to obtain from the Company such information as is necessary to permit him to evaluate the merits and risks of his investment in the Company and has consulted with his own advisers with respect to his investment in the Company.

             (c) The Grantee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

             (d) The Grantee is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act.

             (e) The Grantee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period.

             (f) The Grantee understands that the Shares are not registered under the Act (it being understood that the Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or "blue sky" laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Act and under any applicable state securities or "blue sky" laws (or exemptions from the registration requirements thereof). The Grantee further acknowledges that certificates representing the Shares will bear restrictive legends reflecting the foregoing.

       Section 3.  Repurchase of Restricted Shares.

       3.1. Repurchase. Upon the occurrence of a Termination Event or the Bankruptcy of the Grantee, the Company or its assigns shall repurchase and the Grantee and each Permitted Transferee shall sell to it or them all of the Restricted Shares held by the Grantee or any Permitted Transferee as of the date of such Termination Event or Bankruptcy at the per share purchase price set forth above. In addition, upon the Bankruptcy of any of the Grantee's





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Permitted Transferees, the Company or its assigns shall purchase and each such
Permitted Transferee shall sell to it or them all of the Restricted Shares held by such Permitted Transferee as of the date of such Bankruptcy at a price equal to the per share purchase price set forth above. The purchase and sale arrangements contemplated by the preceding sentences of this Section 3.1 are referred to herein as the "Repurchase."

       3.2. Closing Procedure. The Company or its assigns shall effect the Repurchase by delivering or mailing to the Grantee (and/or, if applicable, his Permitted Transferees) written notice within six (6) months after the Termination Event or Bankruptcy, specifying a date within such six-month period in which the Repurchase shall be effected. Upon such notification, the Grantee and his Permitted Transferees shall promptly surrender to the Company any certificates representing the Restricted Shares being purchased, together with a duly executed stock power for the transfer of such Restricted Shares to the Company or the Company's assignee or assignees (as contemplated by Section 6, if applicable). Upon the Company's or its assignee's receipt of the certificates from the Grantee or his Permitted Transferees, the Company or its assignee or assignees shall deliver to him, her or them a cashier's check for the purchase price of the Restricted Shares. At such time, the Grantee and/or any holder of the Restricted Shares shall deliver to the Company the certificate or certificates representing the Restricted Shares so repurchased, duly endorsed for transfer, free and clear of any lien or encumbrances. The Repurchase obligation specified herein shall survive and remain in effect as to Restricted Shares following and notwithstanding any public offering by the Company and certificates representing such Restricted Shares shall bear legends to such effect.

       3.3. Remedy. Without limitation of any other provision of this Agreement or other rights, in the event that the Grantee, his or her Permitted Transferees or any other person or entity is required to sell his or her Restricted Shares pursuant to the provisions of this Section 3 and in the further event that he or she refuses or for any reason fails to deliver to the designated purchaser of such Restricted Shares the certificate or certificates evidencing such Restricted Shares together with a related stock power, such designated purchaser may deposit the purchase price for such Restricted Shares with any bank doing business within fifty (50) miles of the Company's principal office, or with the Company's independent public accounting firm, as agent or trustee, or in escrow, for the Grantee, his or her Permitted Transferees or other person or entity, to be held by such bank or accounting firm for the benefit of and for delivery to him, them or it. Upon such deposit by the designated purchaser of such amount and upon notice to the person or entity who was required to sell the Restricted Shares to be sold pursuant to the provisions of this Section 3, such Restricted Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, the holder thereof shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.





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       Section 4.  Restrictions on Transfer of Shares.  None of the Restricted
Shares now owned or hereafter acquired shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, except pursuant to
Section 2.1(a)(iii) of the Stockholders' Agreement. Further, no such transfer of any Shares may be effected unless such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Act), and such disposition is in accordance with the terms and conditions of the Stockholders' Agreement and this Section 4. In connection with any such transfer of any Shares, the Company may require the transferor to provide at his or her own expense an opinion of counsel to the transferor, satisfactory to the Company, that such transfer is in compliance with all foreign, federal and state securities laws (including without limitation, the Act). Any attempted transfer of Shares not in accordance with the terms and conditions of this
Section 4 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such disposition, shall otherwise refuse to recognize any such disposition and shall not in any way give effect to any such disposition of any Shares.

       The parties acknowledge and agree that, in addition to the foregoing, the Shares shall be subject to the provisions of Articles II and V of the Stockholders' Agreement and shall not be deemed Registrable Securities for purposes of Article IV of the Stockholders' Agreement.

       Section 5. Legend. Any certificate(s) representing the Shares shall carry substantially the following legends:

              "The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers) contained in a certain Restricted Stock Agreement dated February 6, 1996 between the Company and the holder of this certificate (copies of which are available at the offices of the Company for examination)."

              "The shares represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state. The shares may not be sold or transferred in the absence of such registration or an exemption from registration."

       Section 6. Escrow. In order to carry out the provisions of Sections 3 and 4 of this Agreement more effectively, the Company shall hold the Shares in escrow together with separate stock powers executed by the Grantee in blank for transfer, and any Permitted Transferee under Section 2.1(a)(iii) of the Stockholders' Agreement shall, as an additional condition to any transfer of Shares, execute a like stock power as to such Shares. The Company shall not dispose of the Shares except as otherwise provided in this Agreement. In the event of any Repurchase, the Company is hereby authorized by the Grantee and each Permitted Transferee, as the Grantee's and each such Permitted Transferee's attorney-in-fact,





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to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer Restricted Shares, the Company shall, at the written request of the Grantee, deliver to the Grantee (or the relevant Permitted Transferee) a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section 6.

       Section 7. Withholding Taxes. The Grantee acknowledges and agrees that the Company or any of its Subsidiaries have the right to deduct from payments of any kind otherwise due to the Grantee, or from the Shares held pursuant to
Section 6 hereof, any federal, state or local taxes of any kind required by law to be withheld with respect to the purchase of the Shares by the Grantee. In furtherance of the foregoing the Grantee agrees to elect, in accordance with
Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of acquisition of the Shares, and to pay to the Company all withholding taxes shown as due on his Section 83(b) election form, or otherwise ultimately determined to be due with respect to such election, based on the excess, if any, of the fair market value of such Shares as of the date of the purchase of such Shares by the Grantee over the purchase price for such Shares.

       Section 8. Assignment. At the discretion of the Board of Directors of the Company, the Company shall have the right to assign the right to exercise its obligation and rights with respect to the Repurchase to any person or persons, in whole or in part in any particular instance, upon the same terms and conditions applicable to the exercise thereof by the Company, and such assignee or assignees of the Company shall then take and hold any Shares so acquired subject to such terms as may be specified by the Company in connection with any such assignment.

       Section 9.  Miscellaneous Provisions.

       9.1. Record Owner; Dividends. The Grantee and any Permitted Transferees, during the duration of this Agreement, the Grantee and any Permitted Transferees shall be considered the record owners of and shall be entitled to vote the Shares. The Grantee and any Permitted Transferees shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

       9.2. Equitable Relief. The parties hereto agree and declare that legal remedies are inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

       9.3. Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may





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be changed, modified or terminated only by an agreement in writing signed by the Company and the Grantee.

       9.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

       9.5. Headings. The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

       9.6. Saving Clause. If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

       9.7. Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Grantee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other. Notices to any holder of the Shares other than the Grantee shall be addressed to the address furnished by such holder to the Company.

       9.8. Benefit and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

       9.9. Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.





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       IN WITNESS WHEREOF, the Company and the Grantee have executed this
Agreement as of the date first above written.



                                         MONARCH DENTAL CORPORATION



                                         By:   /s/ WARREN F. MELAMED
                                             -----------------------------------
                                             Name:  Warren F. Melamed
                                             Title: President


                                         GRANTEE


                                           /s/ WARREN F. MELAMED
                                         ---------------------------------------
                                         Dr. Warren F. Melamed



                                         ---------------------------------------


                                         ---------------------------------------
                                         Address





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